SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2011

AMERITYRE CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	000-50053	87-0535207
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

1501 Industrial Road, Boulder City, Nevada  89005

(Address of principal executive office)

Registrant's telephone number, including area code: (702) 294-2689

Copies to:

John C. Thompson, Esq.

John C. Thompson, LLC

1371 East 2100 South, #202

Salt Lake City, Utah 84105

Phone: (801) 363-4854

Fax: (801) 606-2855

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Our Annual Meeting of Stockholders was held in the Company’s manufacturing plant at 1501 Industrial Road, Boulder City, Nevada 89005, on December 14, 2011, at 10:00 am, Pacific Time. At the Annual Meeting, we:

1.

Elected five directors to serve until the 2012 Annual Meeting of Stockholders;

2.

Approved an increase of 1,000,000 shares authorized under the Company’s 2005 Stock Option and Award Plan; and

3.

Ratified the selection of HJ & Associates, LLC as the Company’s independent auditor for the Company’s fiscal year ending June 30, 2012.

The results of the voting were as follows:

1. Directors	For	Against	Withhold	Broker Non-votes
Timothy L. Ryan	15,772,990	468,386	676,775	10,617,970
Silas O. Kines, Jr.	15,443,049	748,327	676,775	10,617,970
Gary M. Tucker	15,352,589	838,787	676,775	10,617,970
John Goldberg	15,680,882	510,494	676,775	10,617,970
L. Wayne Arnett	15,478,983	712,393	676,775	10,617,970

2. Approve additional shares for 2005 Plan	15,079,258	1,596,558	192,335	10,617,970

2. Ratify HJ & Associates, LLC	26,868,599	510,503	107,019	-

A total of 27,486,121 shares were represented at the meeting in person or by proxy, or approximately 83.1% of the total 33,067,868 shares eligible to vote.

For more information on Amerityre, including a copy of the shareholder presentation from the 2011 Annual Shareholders meeting, visit the website at www.amerityre.com

Item 7.01 Regulation FD Disclosure

The Company’s Annual Meeting of Shareholders held on December 14, 2011 in Boulder City, Nevada, included a presentation by the Timothy Ryan, the Company’s board chairman, CEO and president, along with segments presented by directors John Goldberg and Wayne Arnett.  In the presentation  Mr.  Ryan, Mr. Goldberg and Mr. Arnett summarized the Company’s business and operational status and discussed strategic and operational plans going forward.

For more information on Amerityre and the full presentation from the 2011 Annual Shareholders meeting, visit the website at www.amerityre.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:  December 15, 2011

AMERITYRE CORPORATION

By: /S/ Timothy Ryan

Timothy Ryan

CEO and President